  Exhibit 99.1

Opexa Therapeutics Reports 2016 Year End Financial Results and Provides Corporate Update

THE WOODLANDS, TX / ACCESSWIRE / March 28, 2017 / Opexa Therapeutics, Inc. (NASDAQ: OPXA), a biopharmaceutical company developing personalized immunotherapies for autoimmune disorders, today reported financial results for the year ended December 31, 2016, and provided an update on the Company's recent corporate developments.

“During 2016, the focus of our efforts was on conducting and completing the Abili-T study, the Phase 2b clinical trial in patients with Secondary Progressive Multiple Sclerosis (SPMS) using Opexa’s T-cell immunotherapy, Tcelna®,” said Neil K. Warma, President and Chief Executive Officer of Opexa. “We reported the top-line results of this study in Q4 2016 and were disappointed by the outcome, which showed that the trial did not meet the predefined endpoints. We were pleased to have signed an agreement with KBI Biopharma in February 2017, whereby Opexa assigned its facility lease and a related lease on a major piece of equipment to KBI. KBI also paid Opexa a lump sum for Opexa’s manufacturing and laboratory equipment. In addition to providing us some cash, it also eliminated key liabilities for Opexa. We are focused on cash preservation as we evaluate our strategic opportunities and have conducted two reductions in head count over the past several months.”

Corporate Activities

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On October 28, 2016, Opexa announced that the Phase 2b Abili-T clinical trial designed to evaluate the efficacy and safety of Tcelna (imilecleucel-T) in patients with SPMS did not meet its primary endpoint of reduction in brain volume change (atrophy), nor did it meet the secondary endpoint of reduction of the rate of sustained disease progression. Tcelna did show a favorable safety and tolerability profile. Further details regarding the Abili-T trial results can be found in Opexa’s 2016 Annual Report on Form 10-K, filed today with the Securities and Exchange Commission.

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The Company is conducting a review of its other research and development programs, including its preclinical program for OPX-212 for the treatment of neuromyelitis optica (NMO), to assess the viability of continuing to pursue one or more of these programs. The Company is also exploring its strategic alternatives.

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On February 1, 2017, Opexa entered into an assignment and assumption of lease with KBI Biopharma, Inc. for Opexa’s 10,200 square foot corporate headquarters facility located in The Woodlands, Texas, and a related assignment of a lease on a major piece of equipment. Opexa also sold certain furniture, fixtures and equipment, as well as its laboratory supplies, located at its corporate headquarters to KBI for a lump sum cash consideration.

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On November 2, 2016, Opexa announced a reduction in workforce of 40% of the Company’s then 20 full-time employees while the Company evaluated its programs and various strategic alternatives. The Company incurred incremental aggregate cash charges of approximately $95,000 associated with this workforce reduction. Additionally, on January 31, 2017, Opexa further reduced its workforce by terminating the employment of seven full-time employees, incurring additional costs of approximately $219,000 associated with this workforce reduction.

Financial Results for the Year Ended December 31, 2016

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Cash position: Cash and cash equivalents were $3,444,952 as of December 31, 2016, compared to $12,583,764 as of December 31, 2015.

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R & D Expense: Research and development expenses were $6,497,531 for the year ended December 31, 2016, compared to $10,039,496 for the year ended December 31, 2015. The decrease in expenses was primarily due to decreases in the need for supplies used both in research and clinical trial product manufacturing operations and decreased clinical investigator costs associated with a decreased number of patients in the Abili-T clinical study. Also, contributing to this decrease was the reduction in staff compensation expenses due to the reductions-in-force implemented during 2016. Offsetting these decreases in research and development expense was an increase in the stability testing of our custom reagent during 2016. We expense research and development costs as incurred. Property and equipment for research and development that has an alternative future use is capitalized and the related depreciation is expensed.

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G & A Expense: Our general and administrative expenses were $3,122,337 for the year ended December 31, 2016, compared to $4,258,147 for the year ended December 31, 2015. The decrease is mainly due to a reduction in professional service fees, corporate governance expenses and a decrease in staff compensation due to the 2016 workforce reductions. Further reducing our general and administrative expense is the decrease in our option expense, driven by the factors used to evaluate the Black Scholes pricing model. These decreases were partially offset by an increase in directors’ fees and the valuation of their stock-based compensation.

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Net loss: We had a net loss for the year ended December 31, 2016 of $7,980,114, or $1.13 per share (basic and diluted), compared with a net loss of $12,019,278, or $2.05 per share (basic and diluted), for the year ended December 31, 2015.

For additional information please see Opexa’s Annual Report on Form 10-K filed today with the SEC.

For more information, visit the Opexa Therapeutics website at www.opexatherapeutics.com.

Cautionary Statement Relating to Forward-Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

Statements contained in this report, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “expects,” “believes,” “may,” “intends,” “potential,” “should,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that forward-looking statements, including without limitation statements regarding the continued development of Tcelna or NMO or any other drug candidate and the Company’s evaluation of its research and development programs, the Company’s evaluation of various strategic alternatives, the anticipated reduction in operating expenses and cash conservation benefits associated with recent workforce reductions, the elimination of future lease liabilities and the sufficiency of the Company’s resources, constitute forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include without limitation risks and uncertainties associated with the Company’s ability to raise additional capital to continue any of its development programs and support its operations, whether the Company continues development of Tcelna, OPX-212 or any of its other research and development programs, the Company’s ability to reduce its operating expenses and conserve cash on a net basis as a result of recent workforce reductions and other cost-cutting measures that are implemented, the ability to obtain, maintain and protect intellectual property rights (including for Tcelna and OPX-212), as well as other risks associated with the process of discovering, developing and commercializing drug candidates that are safe and effective for use as human therapeutics. These and other risks are described in detail in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2016. All forward-looking statements contained in this report speak only as of the date on which they were first made by the Company, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after such date.

OPEXA THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended December 31,
	2016	2015
Revenue:
Option revenue	$2,905,165	$2,556,329
Expenses:
Research and development	6,497,531	10,039,496
General and administrative	3,122,337	4,258,147
Depreciation and amortization	238,127	351,403
Impairment loss	1,036,467	--
Loss on disposal of fixed assets	2,320	1,167

Operating loss	(7,991,617)	(12,093,884)
Interest income, net	874	5,911
Other income, net	10,629	68,695
Net loss	$(7,980,114)	$(12,019,278)

Basic and diluted loss per share	$(1.13)	$(2.05)

Weighted average shares outstanding - Basic and diluted	7,048,661	5,854,438

Selected Balance Sheet Data:
	December 31, 2016	December 31, 2015
Cash and cash equivalents	$3,444,952	$12,583,764

Other current assets	371,562	498,798
Fixed assets, net	50,000	837,867
Other long term assets	--	496,269
Total assets	3,866,514	14,416,698
Total current liabilities	1,160,488	4,801,436
Total long-term liabilities	--	--
Total stockholders’ equity	2,706,026	9,615,262
Total liabilities and stockholders’ equity	$3,866,514	$14,416,698

Company Contact:

Neil K. Warma
President & CEO
Opexa Therapeutics, Inc.
281.775.0600
nwarma@opexatherapetics.com

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